Exhibit (1)

PUTNAM MANAGED MUNICIPAL INCOME TRUST
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, this 3rd day of February, 1989, by the Trustees hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I
Name and Definitions

Name

Section 1. This Trust shall be known as “Putnam Managed Municipal Income Tax Free Trust”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions

Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) The “Trust” refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

(b) “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

(c) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of Shares shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

(e) The “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(f) The terms “Affiliated Person”, “Assignment”, “commission”, “Interested Person”, “Principal Underwriter” and “Majority Shareholder Vote” (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

(g) “Declaration of Trust” shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

(h) “Bylaws” shall mean the Bylaws of the Trust as amended from time to time;

(i) The term “class” or “class of Shares” refers to the division of Shares into two or more classes as provided in Article III, Section 1 hereof; and

(j) The term “series” or “series of Shares” refers to the division of Shares representing any class into two or more series as provided in Article III, Section 1 hereof.

ARTICLE II
Purpose of Trust

The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character.

ARTICLE III
Shares

Division of Beneficial Interest

Section 1. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the Bylaws. The number of Shares of each class or series authorized shall be unlimited except as the Bylaws may otherwise provide. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

Ownership of Shares

Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class or series and as to the number of Shares of each class or series held from time to time by each Shareholder.

Investment in the Trust

Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.

No Preemptive Rights

Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Status of Shares and Limitation of Personal Liability

Section 5. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ARTICLE IV
The Trustees

Election

Section 1. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, in each year beginning in 1990, at the annual meeting of Shareholders or at any special meeting held in lieu thereof, or at any special meeting held before 1990, the Shareholders shall fix the number of and elect a Board of not less than three Trustees, each of whom shall serve until the next annual meeting or special meeting in lieu thereof and until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. At any meeting called for the purpose and subject to the voting powers of one or more classes of Shares as set forth in the Bylaws, a Trustee may be removed by vote of the holders of two-thirds of the outstanding Shares entitled to vote, except that a Trustee elected by the holders of one or more classes of Shares may be removed only by vote of the holders of two-thirds of the Shares entitled to vote for such Trustee. The initial Trustees, each of whom shall serve until the first meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed shall be George Putnam, Richard M. Cutler and Alla O’Brien and such other persons as the Trustee or Trustees then in office shall, prior to any sale of Shares pursuant to public offering, elect.

Effect of Death, Resignation, etc. of a Trustee

Section 2. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers

Section 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders of one or more classes or series. Subject to the voting power of one or more classes or series of Shares as set forth in the Bylaws, the Trustees may fill vacancies in or add to their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine: they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust except as otherwise provided in Article IX, Section 5;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominee or otherwise;

(f) To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

(g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) To borrow funds;

(1) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

(m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers. principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and. agents of the Trust; and

(o) To purchase or otherwise acquire Shares.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

Payment of Expenses by Trust

Section 4. The Trustees are authorized to pay or to cause to be paid, out of the assets of the Trust, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Ownership of Assets of the Trust

Section 5. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution

Section 6. Subject to a favorable Majority Shareholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the “Manager”), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V
Shareholders’ Voting Powers and Meetings

Voting Powers

Section 1. Subject to the voting powers of one or more classes or series of Shares as set forth in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) for the removal of

Trustees as provided in Article IV, Section 1, (iii) with respect to any Manager as provided in Article IV, Section 6, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4, (v) with respect to any merger, consolidation or sale of assets of the Trust to the extent and as provided in Article IX, Section 5, (vi) with respect to any conversion of the Trust as provided in Article IX, Section 6, (vii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 9, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (ix) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustee may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until shares of any class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or Bylaws to be taken by Shareholders as to such class or series.

Voting Power and Meetings

Section 2. There shall be an annual meeting of the Shareholders in each year beginning in 1990 on the date fixed in the Bylaws at the office of the Trust in Boston, Massachusetts, or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year on the date fixed in the Bylaws, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held on such date. Special meetings of Shareholders of any or all classes or series may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such class or series as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder’s address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 25% of the then outstanding Shares of all classes and series entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the Bylaws, then Shareholders holding at least 25% of the then outstanding Shares of all classes and series entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Quorum and Required Vote

Section 3. A majority of Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Shareholders’ meeting, except that where the Bylaws require that holders of any class or series shall vote as an individual class or series, then a majority of the aggregate number of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of this Declaration of Trust or the Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where the Bylaws require that the holders of any class or series shall vote as an individual class or series a majority of the Shares of that class or series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that class or series is concerned.

Action by Written Consent

Section 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such different proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Additional Provisions

Section 5. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders' voting powers, the conduct of meetings and related matters

ARTICLE VI
Distributions

The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each class or series such amounts as the Trustees may determine subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. Any such distribution to the Shareholders of a particular class or series shall be made to said Shareholders pro rata in proportion to the number of Shares of such class or series held by each of them. Such distributions shall be made in cash or Shares or other property or a combination thereof as determined by the Trustees.

ARTICLE VII

Compensation and Limitation of Liability of Trustees

Compensation

Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Limitation of Liability

Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act of omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. -

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII
Indemnification

Trustees, Officers, etc.

Section 1. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Personal shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Trust or (b) to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to tine by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

Compromise Payment

Section 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his or her action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Indemnification Not Exclusive

Section 3. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term “Covered Person” shall include such person’s heirs, executors and administrators and a “disinterested Trustee” is a Trustee who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an “interested person” by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Shareholders

Section 4. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.

ARTICLE IX
Miscellaneous

Trustees, Shareholders, etc. Not Personally Liable; Notice

Section 1. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustee or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not, operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

Trustee’s Good Faith Action, Expert Advice, No Bond or Surety

Section 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustee

Section 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of trust

Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the Trust may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares entitled to vote (provided, however, if such termination is recommended by two-thirds of total number of the Trustees then in office, the vote of a majority of the Shares entitled to vote shall be sufficient authorization) or by the Trustees by written notice to the Shareholders. Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the preferences, and special or relative rights and privileges of any classes or series of Shares.

Merger, Consolidation and Sale of Assets

Section 5. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose, or may liquidate or dissolve when and as authorized, by the affirmative vote of the holders of not less than two-thirds of the Shares entitled to vote, provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by two-thirds of the total number of Trustees then in office, the vote of the holders or a majority of the Shares entitled to vote shall be sufficient authorization. Nothing contained herein shall be construed as requiring approval of the Shareholders for any sale of assets in the ordinary course of business of the Trust. The provisions of this Section shall be subject to the voting powers of one or more classes or series of Shares as set forth in the ByLaws.

Conversion

Section 6. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the Trust may be converted at any time from a “closed-end company” to an “open-end” company as those terms are defined in Section 5(a) (2) and 5(a) (1), respectively, of the 1940 Act as in effect on December 1, 1988, upon the approval of such a proposal, together with any necessary amendments to the Declaration of Trust to permit such a conversion, by the holders of two-thirds of the Shares entitled to vote, except that if such proposal is recommended by two-thirds of the total number of Trustees then in office, or such proposal is voted upon after the beginning of the fiscal year commencing in 1994 such proposal may be adopted by a vote of the majority of the Shares entitled to vote. In addition, commencing with the beginning of the fiscal year commencing in 1994, and in each fiscal year thereafter, if Shares of the Trust designated as Common Shares have traded on the principal securities exchange where listed at an average discount from their net asset value of more than 10 percent (10%), determined on the basis of the discount as of the end of the last trading day in each week during the period of twelve (12) calendar weeks preceding the beginning of each such fiscal year, the Trustees will submit to the Shareholders at the next succeeding annual meeting, or within six months thereafter if the Trust does not then hold annual meetings, a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined above, together with any necessary amendments to this Declaration of Trust to permit such a conversion. Upon the adoption of such proposal and related amendments by the Trust’s Shareholders as provided above, the Trust shall upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, the Bylaws or any agreement between the Trust and any national securities exchange.

Filing and Copies, References, Headings

Section 7. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like “herein”, “hereof” and “hereunder” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

Section 8. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments

Section 9. Subject to the voting powers of one or more classes or series of Shares, as set forth in the Bylaws, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees (a) when authorized to do so by vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment amending or effecting the provisions of Section 1 of Article IV, Section 4, 5 or 6 of this Article IX or this sentence shall require the vote of Shareholders holding two-thirds of the Shares entitled to vote, or (b) without Shareholder approval as may be necessary or desirable in order to authorize one or more classes or series of Shares as provided in Section 1 of Article III. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his/her hand and seal in the City of Boston, Massachusetts for himself/herself and his/her assigns, as of the day and year first above written.

/s/ GEORGE PUTNAM
George Putnam

/s/ RICHARD M. CUTLER
Richard M. Cutler

/s /HANS H. ESTIN
Hans H. Estin

/s/ JOHN A. HILL
John A. Hill

/s/ ALLA O'BRIEN
Alla O'Brien

/s/ ROBERT E. PATTERSON
Robert E. Patterson

/s/ DONALD S. PERKINS
Donald S. Perkins

/s/ WILLIAM F. POUNDS
William F. Pounds

_____________________
Robert C. Seamans, Jr.

/s/ ELI SHAPIRO
Eli Shapiro

/s/ D. REID WEEDON, JR.
D. Reid Weedon, Jr.

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

Boston, February 3 , 1989

Then personally appeared the above named George Putnam, Richard M. Cutler, Hans H. Estin, John A. Hill, Alla O’Brien, Robert H. Patterson, Donald S. Perkins, William F. Pounds, Robert C. Seamans, Jr., Eli Shapiro and D. Reid Weedon, Jr. and acknowledged the foregoing instrument to be their free act and deed, before me,

_______________
Notary Public
My Commission Expires: 2/24/89

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
PUTNAM MANAGED MUNICIPAL INCOME TRUST

WHEREAS Section 9 of Article IX of the Amended and Restated Agreement and Declaration of Trust of Putnam Managed Municipal Income Trust, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend said Amended and Restated Agreement and Declaration of Trust for the purpose of changing the name of the Trust without authorization by vote of shareholders of the Trust thereon;

THE UNDERSIGNED, being a majority of the Trustees of Putnam Managed Municipal Income Trust, hereby certifies that the undersigned have authorized the following amendment to said Amended and Restated Agreement and Declaration of Trust as follows:

Section 1 of Article I is hereby amended by deleting the words “Putnam Managed Municipal Income Tax Free Trust” from the first and second lines thereof so that said section shall read in its entirety as follows:

Section 1. This Trust shall be known as “Putnam Managed Municipal Income Trust”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

The foregoing amendment shall become effective as of the time this instrument is filed with the Secretary of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his/her hand and seal in the City of Boston, Massachusetts for himself/herself and his/her assigns, as of the 7th day of April, 1989.

/s/ GEORGE PUTNAM
George Putnam

/s/ RICHARD M. CUTLER
Richard M. Cutler

/s/ HANS H. ESTIN
Hans H. Estin

/s/ JOHN A. HILL
John A. Hill

/s/ ALLA O'BRIEN
Alla O'Brien

/s/ ROBERT E. PATTERSON
Robert E. Patterson

/s/ DONALD S. PERKINS
Donald S. Perkins

/s/ WILLIAM F. POUNDS
William F. Pounds

/s/ ROBERT C. SEAMANS, JR.
Robert C. Seamans, Jr.

/s/ ELI SHAPIRO
Eli Shapiro

/s/ D. REID WEEDON, JR.
D. Reig Weedon, Jr.

/s/ CAROL R. GOLDBERG
Carol R. Goldberg

/s/ GEORGE PUTNAM III
George Putnam III

/s/ A. J. C. SMITH
A. J. C. Smith

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

Boston, April 7, 1989

Then personally appeared the above-named George Putnam, Richard M. Cutler, Hans H. Estin, John A. Hill, Alla O’Brien, Robert E. Patterson, Donald S. Perkins, William F. Pounds, Robert C. Seamans, Jr., Eli Shapiro, D. Reid Weedon, Jr., Carol R. Goldberg, George Putnam III and A. J. C. Smith and acknowledged the foregoing instrument to be their free act and deed, before me.

__________________
Notary Public
My Commission expires: 2/15/96

[Notary’s Seal]

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment No. 2
to
Amended and Restated Agreement and Declaration of Trust

WHEREAS, THE UNDERSIGNED constitute at least a majority of the Trustees of Putnam Managed Municipal Income Trust (the “Fund”), a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated December 22, 1988 and amended and restated on February 3, 1989, as amended April 7, 1989, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the “Declaration of Trust”);

WHEREAS, Article V, Section 1 of the Declaration of Trust provides, among other things, that, subject to the voting powers of one or more classes or series of shares of the Fund as set forth in the Declaration of Trust or in the Bylaws of the Fund, the shareholders of the Fund shall have the power to vote only on the matters enumerated in such Article V, Section 1, including (a) with respect to any termination of the Fund to the extent and as provided in Article IX, Section 4 of the Declaration of Trust and (b) with respect to any merger, consolidation or sale of assets of the Fund to the extent and as provided in Article IX, Section 5 of the Declaration of Trust;

WHEREAS, Article IX, Section 4 of the Declaration of Trust provides, among other things, that, subject to the voting powers of one or more classes or series of shares of the Fund as set forth in the Bylaws of the Fund, the Fund may be terminated at any time (a) by vote of shareholders of the Fund holding at least two-thirds of the shares of the Fund entitled to vote or (b) by the Trustees upon written notice to the shareholders of the Fund, and further provides the mechanism whereby, in connection with the termination of the Fund thereunder, the liabilities of the Fund are to be paid or provided for and the remaining assets of the Fund are to be reduced to distributable form and distributed to the shareholders of the Fund;

WHEREAS, Article IX, Section 5 of the Declaration of Trust currently provides, among other things, that the Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its assets, when and as authorized at any meeting of shareholders of the Fund called for the purpose, or may liquidate or dissolve when and as authorized, by the affirmative vote of the holders of not less than two-thirds of the shares of the Fund entitled to vote;

WHEREAS, the reference in Article IX, Section 5 to “liquidate or dissolve” may lead to ambiguity or may be misconstrued in a manner that would be inconsistent with the clear provisions of Article V, Section 1 and Article IX, Section 4 of the Declaration of Trust;

NOW THEREFORE, the undersigned, pursuant to authority vested in the Trustees by Article IX, Section 9 of the Declaration of Trust to amend the Declaration of Trust, without authorization by vote of the shareholders of the Fund, for the purpose of curing any ambiguity or curing or correcting any defective or inconsistent provision contained therein, do hereby amend

Article IX, Section 5 of the Declaration of Trust by amending and restating such Article IX, Section 5 in its entirety as follows:

Merger, Consolidation and Sale of Assets

Section 5. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Shares entitled to vote; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by at least two-thirds of the total number of Trustees then in office, the vote of the holders of a majority of the Shares entitled to vote shall be sufficient authorization. Nothing contained herein shall be construed as requiring approval of the Shareholders for any sale of assets in the ordinary course of business of the Trust The provisions of this Section shall be subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws.

* * *

The foregoing amendment shall become effective as of the time it is filed with the Secretary of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned have signed this instrument on this 12th day of July 2001.

/s/ John A. Hill	_______________
John A. Hill	Lawrence J. Lasser

/s/ George Putnam, III	/s/ John H. Mullin, III
George Putnam, III	John H. Mullin, III

/s/ Jameson A. Baxter	/s/ Robert E. Patterson
Jameson A. Baxter	Robert E. Patterson

/s/ Charles B. Curtis	/s/ A.J.C. Smith
Charles B. Curtis	A.J.C. Smith

/s/ Ronald J. Jackson	/s/ W. Thomas Stephens
Ronald J. Jackson	W. Thomas Stephens

/s/ Paul L. Joskow	/s/ W. Nicholas Thorndike
Paul L. Joskow	W. Nicholas Thorndike

/s/ Elizabeth T. Kennan
Elizabeth T. Kennan